EXHIBIT 99.2
                                                                    ------------

                     PRECISE SOFTWARE SOLUTIONS AND W. QUINN
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



           The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of W. Quinn Associates (W. Quinn) under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

           The following unaudited pro forma condensed combined balance sheet as of June 30, 2001 gives effect to the acquisition of W. Quinn as if it had occurred on such date, and reflects the allocation of the purchase price to the
W. Quinn assets acquired based on their estimated fair values at the date of acquisition. The excess of the consideration paid by Precise in the acquisition over the fair value of W. Quinn's identifiable assets and liabilities has been recorded as goodwill.

           The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Precise and W. Quinn. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000, give effect to the acquisition as if it had occurred on January 1, 2001 and January 1, 2000, respectively, and combine the historical unaudited statements of operations of Precise and W. Quinn for such period. It is expected that following the acquisition Precise will incur additional costs, which are expected to be significant to the combined results of operations, in connection with integrating the two companies. Integration costs are not included in the accompanying unaudited pro forma condensed combined financial statements. This pro forma information should be read in conjunction with the respective consolidated historical financial statements (including notes thereto) of Precise and W. Quinn, for the year ended December 31, 2000 and for the six month period ended June 30, 2001, appearing elsewhere herein.

           Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Precise and W. Quinn and do not incorporate, nor do they assume, any benefits from cost savings or synergies of the combined company. The pro forma adjustments are based on available financial information and certain estimates and assumptions that Precise believes are reasonable and that are set forth in the notes to the unaudited pro forma condensed combined financial statements.

                         PRO FORMA FINANCIAL INFORMATION
                     PRECISE SOFTWARE SOLUTIONS AND W. QUINN
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       BALANCE SHEETS AS OF JUNE 30, 2001
                           (U.S. DOLLARS IN THOUSANDS)



                                                       PRECISE         W. QUINN
                                                       JUNE 30,        JUNE 30,        PRO FORMA                 PRO FORMA
                                                         2001            2001         ADJUSTMENTS                COMBINED
                                                      --------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalent                           $   79,222      $      611      $  (20,983)     A,B       $   58,850
   Marketable securities                                  40,784             615                                    41,399
   Trade  receivables, net                                 7,808           2,601                                    10,409
   Other receivables                                       3,247             219                                     3,466
                                                      --------------------------------------------------------------------
           Total current assets                          131,061           4,046         (20,983)                  114,124

MARKETABLE SECURITIES NON CURRENT LT                      32,113            --                                      32,113
PROPERTY AND EQUIPMENT, NET                                3,454             406                                     3,860
SEVERANCE PAY FUND                                           596            --                                         596
GOODWILL AND INTANGIBLE ASSSETS, NET                      15,128             352          31,782        C           47,262
OTHER ASSETS                                                --               357            (154)       D              203
                                                      --------------------------------------------------------------------
           Total assets                               $  182,352      $    5,161          10,645                $  198,158
                                                      ====================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Short term bank credit                                   --               325                                       325
   Trade payables                                          1,240             249                                     1,489
   Deferred revenues                                       4,095           1,757            (563)       E            5,289
   Employees and payroll accruals                          4,194           1,070                                     5,264
   Accrued expenses                                        1,384              39             667        F            2,090
   Other accounts payable                                    659             121                                       780
                                                      --------------------------------------------------------------------
           Total current liabilities                      11,572           3,561             104                    15,237

Long-term liabilities:
Accrued severance pay                                        977            --                                         977
Other long-term debt                                         106              12                                       118
                                                      --------------------------------------------------------------------
           Total long-term liabilities                     1,083              12                                     1,095

SHAREHOLDERS' EQUITY:
   Ordinary shares and additional paid-in capital        196,746           1,126          10,784      G,H          208,656
   Deferred stock compensation                            (1,536)           (575)            575        H           (1,536)
   Accumulated other comprehensive income                    595            --              --                         595
   Accumulated deficit                                   (26,108)          1,037            (818)     C,H,I        (25,889)
                                                      --------------------------------------------------------------------
Total liabilities and stockholders equity             $  182,352      $    5,161          10,645                $  198,158
                                                      ====================================================================

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
                         PRO FORMA FINANCIAL INFORMATION
                     PRECISE SOFTWARE SOLUTIONS AND W. QUINN
                     UNAUDITED PRO FORMA CONDENSED COMBINED
         STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001
               (U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       PRECISE         W. QUINN
                                                      SIX MONTHS      SIX MONTHS
                                                         ENDED           ENDED
                                                       JUNE 30,        JUNE 30,        PRO FORMA                PRO FORMA
                                                         2001            2001         ADJUSTMENTS                COMBINED
                                                      --------------------------------------------------------------------
Revenues:
   Software licenses                                  $   19,441      $    4,564                                $   24,005
   Services                                                4,776           1,363                                     6,139
                                                      --------------------------------------------------------------------
           Total revenues                                 24,217           5,927                                    30,144

Cost of revenues:
   Software licenses                                         112              74                                       186
   Services                                                1,447              94                                     1,541
                                                      --------------------------------------------------------------------
           Total cost of revenues                          1,559             168                                     1,727

Gross profit                                              22,658           5,759                                    28,417

Operating expenses:
   Research and development                                4,924             789                                     5,713
   Sales and marketing                                    15,754           3,164                                    18,918
   General and administrative                              3,138           1,070                                     4,208
   Amortization of goodwill and intangible assets          1,292             --              596        J            1,888
   Amortization of deferred stock
   compensation                                            1,182              29                                     1,211
                                                      --------------------------------------------------------------------
                                                          26,290           5,052             596                    31,938

Operating income (loss)                                   (3,632)            707            (596)                   (3,521)
Financial income (expenses), net                           3,871             (22)           (525)       K            3,324
                                                      --------------------------------------------------------------------
Income before taxes on income                                239             685          (1,121)                     (197)
Taxes on income                                              --              301                                       301
                                                      --------------------------------------------------------------------

Net income (loss)                                     $      239      $      384          (1,121)               $     (498)
                                                      ====================================================================
Net income (loss) per share:
Basic and diluted net income (loss) per share         $     0.01                                                $    (0.02)
                                                      ====================================================================
Weighted average number of shares used in
computing basic net income (loss) per share               26,114                                                    26,888
                                                      ====================================================================
Weighted average number of shares used in
computing diluted net income (loss) per share             29,688                                                    26,888
                                                      ====================================================================

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
                         PRO FORMA FINANCIAL INFORMATION
                     PRECISE SOFTWARE SOLUTIONS AND W. QUINN
                     UNAUDITED PRO FORMA CONDENSED COMBINED
          STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000
               (U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        PRECISE        W. QUINN
                                                      YEAR ENDED      YEAR ENDED
                                                     DECEMBER 31,    DECEMBER 31,     PRO FORMA                 PRO FORMA
                                                         2000            2000        ADJUSTMENTS                 COMBINED
                                                      --------------------------------------------------------------------
Revenues:
   Software licenses                                  $   22,968      $    7,037                                $   30,005
   Services                                                4,580           2,283                                     6,863
                                                      --------------------------------------------------------------------
           Total revenues                                 27,548           9,320                                    36,868

Cost of revenues:
   Software licenses                                         742             287                                     1,029
   Services                                                1,693             227                                     1,920
                                                      --------------------------------------------------------------------
           Total cost of revenues                          2,435             514                                     2,949

Gross profit                                              25,113           8,806                                    33,919

Operating expenses:
   Research and development                                4,987             954                                     5,941
   Sales and marketing                                    20,749           5,262                                    26,011
   General and administrative                              3,923           2,234                                     6,157
   Amortization of goodwill, intangible assets
     and In-process research and development
     write-off                                             2,299            --             1,192        J            3,491
   Amortization of deferred stock compensation             6,151            --                                       6,151
                                                      --------------------------------------------------------------------
                                                          38,109           8,450           1,192                    47,751

Operating income (loss)                                  (12,996)            356          (1,192)                  (13,832)
Financial income (expenses), net                           3,091             (21)         (1,050)       K            2,020
                                                      --------------------------------------------------------------------

Income (loss) before taxes on income                      (9,905)            335          (2,242)                  (11,812)
Taxes on income                                             --               125                                       125
                                                      --------------------------------------------------------------------
Net income (loss)                                     $   (9,905)     $      210          (2,242)               $  (11,937)
                                                      ====================================================================
Net income (loss) per share:
Basic and diluted net income (loss) per share         $    (0.77)                                               $    (0.87)
                                                      ====================================================================
Weighted average number of shares used in
computing basic net income (loss) per share               12,901                                                    13,675
                                                      ====================================================================

                     PRECISE SOFTWARE SOLUTIONS AND W. QUINN
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
           U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

NOTE 1
           The unaudited pro forma condensed combined financial statements reflect the purchase of W. Quinn Associates (W. Quinn). The total purchase price consisted of $21,650 in cash and $12,485 in shares, which represented the market value of 774,413 ordinary shares at the date of the agreement, and included $1,500 of transaction costs, consisting primarily of legal, finders fee, accounting, and valuation fees.

           In addition, W. Quinn will have the right to receive additional consideration based on the achievement of certain post-acquisition revenue performance targets.

           Based upon a preliminary valuation of tangible and intangible assets acquired, Precise has allocated the total cost of the acquisition to W. Quinn assets as follows (This allocation is for pro forma purposes only. Actual fair values will be based on financial information at the acquisition date):

                                                         JUNE 30,
                                                           2001
                                                         -------
Tangible assets acquired                                 $ 1,915
Intangible assets-patents, trademarks and relationship   $ 5,264
Developed technology                                     $ 1,317
In-process research and development                      $    86
Goodwill                                                 $25,553
                                                         -------
                                                         $34,135

NOTE 2
           The pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on June 30, 2001 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired as noted above, including the elimination of W. Quinn's equity account.

           The amount of excess cost attributable to in-process research and development of W. Quinn is estimated to be in the sum of approximately $86. This amount will be recorded as research and development cost during the fiscal quarter in which the acquisition is consummated. This expense has not been included in the pro forma combined condensed statements of operations as it does not represent a continuing expense.

           Adjustments included in the pro forma condensed combined balance sheet are summarized as follows:

           (A)  Cash consideration paid for W. Quinn.

           (B)  Transaction costs.

           (C)  Valuation of W. Quinn's intangible assets and goodwill.

           (D)  Valuation of life insurance to fair value.

           (E)  Fair value adjustment to W. Quinn deferred revenues.

           (F)  Accrued of transaction costs.

           (G)  Issuance of shares.

           (H)  Elimination of the W. Quinn equity accounts.

           (I)  Elimination of acquired in-process research and development.

           (J)  Amortization of purchased intangible assets.

           (K)  Interest expenses related to the $21 million acquisition cost.


NOTE 3
           The pro forma condensed combined statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 include the adjustments necessary to give effect to the acquisition as if it had occurred on January 1, 2001 and January 1, 2000, respectively. Adjustments included in the pro forma condensed combined statements of operations are summarized as follows:

           Amortization of acquired intangible assets is calculated using the following estimated useful lives:

           Intangible assets-patents, trademarks and relationship. 5 - 7 years
           Developed technology................................... 5 years
           Goodwill............................................... Not Amortized



           Amortization for the year ended December 31, 2000 and for the six months ended June 30, 2001 was $1,316 and $658, respectively.










































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